Exhibit 1.1

                                  $300,000,000
                              THE MONEY STORE INC.
                    $175,000,000 8.05% SENIOR NOTES DUE 2002
                    $125,000,000 8.375% SENIOR NOTES DUE 2004

                             UNDERWRITING AGREEMENT


                                                        New York, New York
                                                        April 10, 1997


Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Prudential Securities Incorporated
Salomon Brothers Inc
         c/o Bear, Stearns & Co. Inc.
         245 Park Avenue
         New York, New York 10167

Dear Sirs:

         The Money Store Inc., a New Jersey corporation (the "Company"), proposes to issue and sell to you, the underwriters (the "Underwriters"), the principal amount of its securities identified in SCHEDULE IA and SCHEDULE IB hereto (the "Notes"), to be issued under the Indenture to be dated as of April 15, 1997 among the Company, The Chase Manhattan Bank, as trustee (the "Trustee"), and the subsidiary guarantors named therein (the "Guarantors"), as amended and supplemented by the First Supplemental Indenture to be dated as of April 15, 1997 among the Company, the Trustee and the Guarantors and the Second Supplemental Indenture to be dated as of April 15, 1997 among the Company the Trustee and the Guarantors (collectively, the "Indenture"). The Notes are more fully described in the Final Prospectus referred to below.

          1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Underwriter, that:

                  a. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in SCHEDULE I hereto), which has become effective, for the registration under the Act of the Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415 under the Act and complies in all other material respects with said Rule. The Company will file with the Commission pursuant to Rule 424 and/or Rule 434 under the Act a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including all financial schedules and exhibits thereto, as amended at the time when it is declared effective, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 and/or Rule 434 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) hereinafter is called the "Supplemented Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Supplemented Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Supplemented Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, and the Supplemented Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of such Registration Statement, Basic Prospectus, any Supplemented Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

                  b. When any Supplemented Prospectus is filed pursuant to Rule 424 or Rule 434 under the Act, when the Final Prospectus is first filed pursuant to Rule 424 or Rule 434 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement as amended as of any such time, the Supplemented Prospectus, as amended or supplemented as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) the Supplemented Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement, the Supplemented Prospectus, or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement, the Supplemented Prospectus and the Final Prospectus.

                 c. Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as set forth in the Registration Statement and the Final Prospectus,
         (i) there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) since the date of the latest balance sheet presented in the Registration Statement and the Final Prospectus, neither the Company nor any of its subsidiaries were incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected or specifically described in the Registration Statement and the Final Prospectus or incurred in the ordinary course of business, and (iii) neither the Company nor any of its subsidiaries have entered into any transactions, other than those in the ordinary course of business or disclosed in the Registration Statement and Final Prospectus, which are material to the Company and its subsidiaries taken as a whole.

                  d. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other party, is now, or is reasonably expected by the Company or any of its subsidiaries to be, in violation or breach of, or default (disregarding any grace or notice provision) with respect to any material provision of any material contract, agreement, instrument, lease or, license to which the Company or any of its subsidiaries is a party, which violation, breach or default or violations, breaches or defaults, singly or in the aggregate has, or can reasonably be expected in the future to have, a material adverse effect on the business, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole; and each such material contract, agreement, instrument, lease and is in full force and is the legal, valid and binding obligation of the Company or its subsidiaries, as the case may be, and is enforceable as to the Company or its subsidiaries, as the case may be, in accordance with its terms subject, as to enforceability, to applicable bankruptcy, reorganization, moratorium or other similar laws of general application affecting the rights of creditors generally, except where such failure to be in full force or to be a legal, valid and binding obligation or to be enforceable, as the case may be, has not had, or would not reasonably be expected in the future to have, a material adverse effect on the business, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole.

                  e. Except as described in the Final Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which could reasonably be expected to have a material adverse affect on the business, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Final Prospectus.

                  f. The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Final Prospectus present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
SCHEDULE I hereto, the respective principal amount of the Notes set forth opposite such Underwriter's name in SCHEDULE II hereto.

          3. DELIVERY AND PAYMENT. Delivery of and payment for the Notes shall be made on the date and at the time specified in SCHEDULE I hereto, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof in the manner set forth in SCHEDULE I hereto. Certificates for the Notes shall be in the form of one or more permanent global certificates in definitive form deposited with the Paying Agent, Security Registrar and Transfer Agent as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC.

          The Company agrees to have the Notes available for inspection by the Underwriters in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4. AGREEMENTS. The Company agrees with the several Underwriters that:

                  a. Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434. The Company will advise the Underwriters promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the Registration Statement relating to the Notes shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  b. If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which, in the opinion of counsel to the Company, the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel to the Company, it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this
         Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                  c. The Company, as soon as practicable, will make generally available to its security holders and to the Underwriters a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                  d. The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Supplemented Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

                   e. The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Underwriters may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes and will arrange for the determination of the legality of the Notes for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject.

                   f. The Company will not voluntarily claim, and will resist actively any attempts to claim, the benefit of any usury laws against the holders of the Notes.

                   g. Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Until the business day following the Closing Date, the Company will not, without the consent of the Underwriters, offer or sell, or announce the offering of, any securities (other than the Notes) covered by the Registration Statement or by any other registration statement filed under the Act.

          5. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy in all material respects of the opinions, certificates or letters furnished to you or to Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., counsel for the Underwriters, pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

                   a. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the Commission within the time period prescribed by the Commission.

                   b. The Company shall have furnished to the Underwriters the opinion, dated the Closing Date, of Eric R. Elwin, Esq., Vice President and Corporate Counsel for the Company, in substantially the form attached as EXHIBIT A hereto.

                   c. The Company shall have furnished to the Underwriters the opinion, dated the Closing Date, of Stroock & Stroock & Lavan LLP, counsel for the Company, in substantially the form attached as EXHIBIT B hereto.

                   d. All proceedings taken in connection with the sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to you and to Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., counsel for the Underwriters, and the Underwriters shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                   e. The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Executive Officer or a Senior or Executive Vice President and the principal financial or accounting officer or Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of their knowledge:

                           i. the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           ii. no stop order suspending the effectiveness of the
                  Registration Statement, as amended, and no order directed at any document incorporated by reference in the Registration Statement or the Final Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

                           iii. since the date of the most recent financial
                  statements included or incorporated by reference in the Final Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, net worth, or results of operations of the Company and its subsidiaries, considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          f. KPMG Peat Marwick LLP shall have furnished to the Underwriters a letter or letters (which may refer to letters previously delivered to one or more of the Underwriters), dated the date hereof, in form and substance satisfactory to the Underwriters, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                   i. They are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder.

                   ii. In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the regulations thereunder with respect to registration statements on Form S-3 and the Exchange Act and the regulations thereunder.

                   iii. On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                                    (1) Reading the minutes of the meetings of
                           the shareholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter; and

                                    (2) Making inquiries of certain officials of
                           the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                                    (a) (i) at the date of the latest available
                           interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or KPMG Peat Marwick LLP shall state any specific changes or decreases.

                   iv. The letter shall also state that KPMG Peat Marwick LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Underwriters and agreed to by KPMG Peat Marwick LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter. In addition, on the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Underwriters a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Underwriters, to the effect set forth in this paragraph (f) and in SCHEDULE I hereto.


                   g. Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Registration Statement and the Final Prospectus.

                   h. Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile transmission confirmed in writing.

          6. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the copying of this Agreement and the Indenture,
(iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Underwriters and the fees and expenses of the transfer agent for the Notes, (iv) the fees and disbursements of the Company's counsel and accountants,
(v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectuses and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, and
(viii) the fee of the National Association of Securities Dealers, Inc., if any.

          If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

          7. INDEMNIFICATION AND CONTRIBUTION.

                   (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Supplemented Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that:

                           (i) the Company will not be liable in any such case
                  to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation thereof, and

                           (ii) such indemnity with respect to the Basic
                  Prospectus or any Supplemented Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such Underwriters did not send or deliver to such person a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Supplemented Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                   (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, or the first paragraph of the inside front cover page and the third paragraph, fifth paragraph (to the extent statements made therein relate to the market making activities of the Underwriters) and sixth paragraph under the heading "UNDERWRITING" in the Supplemented Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Underwriters, confirm that such statements are correct.

                   (c) Promptly after receipt by an indemnified party under paragraphs (a) or (b) of this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
          Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless

                           (i) the indemnified party shall have employed
                  separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action),

                           (ii) the indemnifying party shall not have employed
                  counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or

                           (iii) the indemnifying party has authorized the
                  employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or
                  (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                   (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in the preceding paragraphs of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from either indemnifying party on the grounds of policy or otherwise or is insufficient, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Notes specified in SCHEDULE IA or SCHEDULE IB hereto and the Company is responsible for the balance; provided, however, that

                           (i) in no case shall any Underwriter (except as may
                  be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Underwriter hereunder, and

                           (ii) no person guilty of fraudulent misrepresentation
                  (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
                  Section 7, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company.

          8. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in SCHEDULE II hereto bear to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in SCHEDULE II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

          9. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either the exchange or market system, (ii) a banking moratorium shall have been declared either by New York or Federal authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Notes.

          10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of
Section 6 and 7 hereof and this Section 10 shall survive the termination or cancellation of this Agreement.

          11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in
SCHEDULE I hereto, with a copy to: Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey 07102-5400, Attention:
Victor H. Boyajian, Esq.; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2840 Morris Avenue, Union, New Jersey 07083 to the attention of the Secretary, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attention: James R. Tanenbaum, Esq.

          12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.


                  [THIS AGREEMENT CONTINUES ON THE NEXT PAGE.]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                              Very truly yours,

                                              THE MONEY STORE INC.

                                              By: /S/ Harry Puglisi
                                                    Harry Puglisi
                                                    Treasurer


The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
SCHEDULE I hereto

         BEAR, STEARNS & CO. INC.
         LEHMAN BROTHERS INC.
         PRUDENTIAL SECURITIES INCORPORATED
         SALOMON BROTHERS INC

By: BEAR, STEARNS & CO. INC.

By:/s/ Fred Khedouri
      Fred Khedouri
      Senior Managing Director

                                   SCHEDULE IA

Underwriting Agreement dated April 10, 1997

Registration Statement No. 333-24807

Underwriters:                               Bear, Stearns & Co. Inc.
                                            Lehman Brothers Inc.
                                            Prudential Securities Incorporated
                                            Salomon Brothers Inc

Address of Underwriters:                    c/o Bear, Stearns & Co. Inc.
                                            245 Park Avenue
                                            New York, New York 10167

Title, Purchase Price and Description of Notes:

         Title:                          8.05% Senior Notes due 2002
         Principal amount:               $175,000,000
         Date of Maturity:               April 15, 2002
         Interest Payment Dates:         April 15 and October 15 of each year,
                                         commencing October 15, 1997

         Purchase price: 99.40%; payable in federal (same day) funds, by wire transfer to an account previously designated to the Underwriters by the Company.

         Sinking fund provisions: There will be no sinking fund payments.

         Redemption provisions:  The Notes are not redeemable prior to maturity.

         Other provisions:

Closing Date, Time and Location:    April 15, 1997, 10:00 a.m., New York City
                                    time, Office of Stroock & Stroock & Lavan
                                    LLP, 180 Maiden Lane, New York, New York
                                    10038-4982.

Listing:                            Not applicable.

Additional items to be covered by the letter from KPMG Peat Marwick LLP delivered pursuant to Section 5(f):

                                   SCHEDULE IB

Underwriting Agreement dated April 10, 1997

Registration Statement No. 333-24807

Underwriters:                               Bear, Stearns & Co. Inc.
                                            Lehman Brothers Inc.
                                            Prudential Securities Incorporated
                                            Salomon Brothers Inc

Address of Underwriters:                    c/o Bear, Stearns & Co. Inc.
                                            245 Park Avenue
                                            New York, New York 10167

Title, Purchase Price and Description of Notes:

         Title:                      8.375% Senior Notes due 2004
         Principal amount:           $125,000,000
         Date of Maturity:           April 15, 2004
         Interest Payment Dates:     April 15 and October 15 of each year,
                                     commencing October 15, 1997

         Purchase price: 99.375%; payable in federal (same day) funds, by wire transfer to an account previously designated to the Underwriters by the Company.

         Sinking fund provisions: There will be no sinking fund payments.

         Redemption provisions: The Notes are not redeemable prior to maturity.

         Other provisions:

Closing Date, Time and Location:    April 15, 1997, 10:00 a.m., New York City
                                    time, Office of Stroock & Stroock & Lavan
                                    LLP, 180 Maiden Lane, New York, New York
                                    10038-4982.

Listing:                            Not applicable.

Additional items to be covered by the letter from KPMG Peat Marwick LLP delivered pursuant to Section 5(f):

                                   SCHEDULE II


                                              Principal Amount of Five Year Notes            Principal Amount of Seven Year Notes
          UNDERWRITERS                                       to be Purchased                         to be Purchased
Bear, Stearns & Co. Inc.                                       $43,750,000                                 $31,250,000
Lehman Brothers Inc.                                            43,750,000                                  31,250,000
Prudential Securities Incorporated                              43,750,000                                  31,250,000
Salomon Brothers Inc                                            43,750,000                                  31,250,000
         TOTAL                                                $175,000,000                                $125,000,000
                                                              ============                                ============

                                    EXHIBIT A

          FORM OF OPINION OF ERIC R. ELWIN, ESQ. PURSUANT TO SECTION 5(B) OF THE UNDERWRITING AGREEMENT


               1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New Jersey.

               2. Each of the subsidiaries of the Company listed on Exhibit __ hereto (the "Material Subsidiaries") has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation.

               3. The Company and each of the Material Subsidiaries is duly qualified and in good standing as a foreign corporation in each state listed on Exhibit ___ hereto (except as otherwise indicated on Exhibit ___ hereto) and (ii) in each other jurisdiction where each such entity owns or leases real property or where the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               4. The Company has all requisite corporate power to execute and deliver each of this Agreement and the Indenture and to carry out all the terms and provisions hereof and thereof to be carried out by it, and to carry on its business and own or lease its real property as described in the Registration Statement or Prospectus.

               5. Each Material Subsidiary has all requisite corporate power to execute and deliver the Senior Guaranty Agreement and to carry out all the terms and provisions thereof, and to carry on its business and own or lease its real property as described in the Registration Statement and the Prospectus.

               6. The Company has authorized capital stock as set forth in the Final Prospectus under the caption "Capitalization"; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or other rights to subscribe for or purchase securities.

               7. The issued shares of capital stock of each Material Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned beneficially directly by the Company free and clear of any perfected security interests or any other security interests, liens, encumbrances or claims.

               8. The execution and delivery of the Underwriting Agreement, the Indenture and the Notes and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of the Company and each of the Underwriting Agreement and the Indenture has been duly executed and delivered by the Company.

               9. The execution and delivery of the Senior Guaranty Agreement has been duly authorized by all necessary corporate action of each of the Material Subsidiaries and the Senior Guaranty Agreement has been duly executed and delivered by each of the Material Subsidiaries.

               10. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound or may be affected in any material adverse respect with regard to property, business or operations of the Company or its subsidiaries.

               11. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of their respective properties of a character required to be described in the Registration Statement or the Final Prospectus; and there is no contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

               12. The execution, delivery, and performance of the Underwriting Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby including the sale of and issuance of the Notes by the Company and the execution, delivery, and performance of Senior Guaranty Agreement by the Material Subsidiaries do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material agreement or instrument to which the Company or any of its subsidiaries is a party or to which their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or, any statute, rule or regulation of any public, governmental or regulatory agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of the Underwriting Agreement and the Indenture or the consummation of the transactions contemplated hereby or thereby or the Senior Guaranty Agreement;

               13. The description of the Notes which is included in the Final Prospectus, insofar as such statements purport to summarize certain provisions of the such Notes, provides a fair summary of such provisions; the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act, and the rules and regulations of the Commission thereunder; and upon effectiveness of the Registration Statement, will be duly qualified under the Trust Indenture Act.

               14. Insofar as statements in the Registration Statement, Supplemented Prospectus and the Final Prospectus purport to summarize the provisions of laws, rules, regulations, contracts, agreements, instruments, or licenses, such statements constitute accurate summaries in all material respects.

               15. None of the Company or any of the Material Subsidiaries is in violation or breach of, or in default with respect to, any term of its respective articles of incorporation or bylaws. Neither the Company nor any of the Material Subsidiaries is in violation of any federal or state law or regulation relating to their respective lending activities, including, without limitation, rules and regulations of the United States Small Business Administration, rules and regulations of the Guaranteed Student Loan Program and applicable banking laws, rules and regulations, except for any such violation of law or regulation which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               16. The Company and each of its subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Final Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               17. The statements set forth under the subheadings "HOME EQUITY LOANS," "COMMERCIAL LOANS," "STUDENT LOANS," "AUTO LOANS," "LOAN FUNDING AND BORROWING ARRANGEMENTS," "REGULATION" and "ENVIRONMENTAL POLICIES" under the heading "ITEM 1. BUSINESS" and under the heading "ITEM 3. LEGAL PROCEEDINGS" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings.


     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which he is admitted upon an opinion or opinions of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; (B) as to matters involving the Material Subsidiaries, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (C) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and the Material Subsidiaries and public officials.

                                    EXHIBIT B

                  Form of opinion of Stroock & Stroock & Lavan
             pursuant to Section 5(c) of the Underwriting Agreement


               1. Each of the subsidiaries of the Company listed on Exhibit ___ hereto (the "Material Subsidiaries") that is incorporated under the laws of the State of Delaware (the "Delaware Material Subsidiaries") has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

               2. The issued shares of capital stock of each Delaware Material Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly or indirectly, beneficially by the Company free and clear of any perfected security interests or any other security interests, liens, encumbrances or claims.

               3. The Company has authorized capital stock as set forth in the Final Prospectus under the caption "Capitalization"; all of the issued shares of capital stock of the Company have been issued in compliance with all applicable federal securities laws and (ii) were not issued in violation of or subject to any preemptive or other rights to subscribe for or purchase securities (other than statutory preemptive rights as to which we express no opinion).

               4. Each Delaware Material Subsidiary has all requisite corporate power to execute and deliver the Senior Guaranty Agreement and to carry out all the terms and provisions thereof to be carried out by it, and to carry on its business and own or lease its real property as described in the Registration Statement and the Final Prospectus.

               5. No legal or governmental proceedings are pending to which the Company or any of the Material Subsidiaries is a party or to which the property of the Company or any of the Material Subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus ("Proceedings") and are not described therein; no Proceedings have been threatened against the Company or any of the Material Subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

               6. The execution and delivery of the Senior Guaranty Agreement has been duly authorized by all necessary corporate action of each of the Delaware Material Subsidiaries and the Senior Guaranty Agreement has been duly executed and delivered by each of the Delaware Material Subsidiaries.

               7. Assuming its due authorization, execution and delivery, the Indenture has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies); and assuming the due authorization of the Notes and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, in the case of the Notes, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of any Contract Notes, the Notes will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies).

               8. The execution, delivery, and performance of the Underwriting Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby including the sale of and issuance of the Notes by the Company and the execution, delivery, and performance of Senior Guaranty Agreement by the Material Subsidiaries do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or any statute, rule or regulation of any public, governmental or regulatory agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company, the Material Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of the Underwriting Agreement and the Indenture or the consummation of the transactions contemplated hereby or thereby or the Senior Guaranty Agreement, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act, the Exchange Act and the Trust Indenture Act. No consent of any party to any contract or agreement filed as an exhibit to, or incorporated by reference in, the Registration Statement, or under the provisions of any outstanding series of the Company's preferred stock, is required for the execution, delivery, or performance of the Underwriting Agreement or the Indenture.

               9. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound or may be affected in any material adverse respect with regard to property, business or operations of the Company or its subsidiaries.

               10. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there in no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               11. The Registration Statement is effective under the Act; any filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement has been issued and no order directed at any document incorporated by reference in the Registration Statement or the Final Prospectus has been issued, and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective Rules and Regulations of the Commission thereunder.

               12. The statements set forth under the subheadings "HOME EQUITY LOANS," "COMMERCIAL LOANS," "STUDENT LOANS," "AUTO LOANS," "LOAN FUNDING AND BORROWING ARRANGEMENTS," "REGULATION" and "ENVIRONMENTAL POLICIES" under the heading "ITEM 1. BUSINESS" and under the heading "ITEM 3. LEGAL PROCEEDINGS" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings.

               13. The description of the Notes which is included in the Prospectus, insofar as such statements purport to summarize certain provisions of the such Notes, provides a fair summary of such provisions; the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act, and the rules and regulations of the Commission thereunder; and upon effectiveness of the Registration Statement, will be duly qualified under the Trust Indenture Act.

               14. Insofar as statements in the Registration Statement, Supplemented Prospectus and the Final Prospectus purport to summarize the provisions of laws, rules, regulations, contracts, agreements, instruments, or licenses, such statements constitute accurate summaries in all material respects.

               15. The Company and each of its subsidiaries are, and upon sale of the Notes will be, exempt from registration under the Investment Company Act of 1940.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the independent certified public accountants of the Company and yourselves at which the contents of the Registration Statement, the Final Prospectus and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company) such counsel has no reason to believe that either the Registration Statement at the time it became effective (or any amendment thereof made prior to the Closing Date, as of the date of such amendment) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of the date thereof (or any amendments thereof or supplement thereto made prior to the Closing Date, as of the date of such amendment or such supplement) and as of the Closing Date contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and related notes, financial statement schedules, other financial and statistical data and exhibits included therein or omitted therefrom).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which he is admitted upon an opinion or opinions of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; (B) as to matters involving the Material Subsidiaries, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (C) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and the Material Subsidiaries and public officials.

                                   SCHEDULE A

                                   GUARANTORS

          As set forth in the Base Prospectus under "DESCRIPTION OF SECURITIES -- SUBSIDIARY GUARANTEES."

                                   SCHEDULE B

                               MATERIAL GUARANTORS


         1.       TMS MORTGAGE INC.
         2.       THE MONEY STORE INVESTMENT CORPORATION
         3.       THE MONEY STORE AUTO FINANCE INC.

                                   SCHEDULE C

                              MATERIAL SUBSIDIARIES

         1.       TMS MORTGAGE INC.
         2.       THE MONEY STORE INVESTMENT CORPORATION
         3.       THE MONEY STORE AUTO FINANCE INC.
         4.       TRANS-WORLD INSURANCE COMPANY
         5.       TMS HOME HOLDINGS, INC.
         6.       TMS AUTO HOLDINGS, INC.
         7.       TMS STUDENT HOLDINGS, INC.
         8.       TMS SPECIAL HOLDINGS, INC.
         9.       TMS SBA HOLDINGS, INC.